Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 8, 2020 with respect to the consolidated financial statements of GoHealth Holdings, LLC and Subsidiaries, included in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-239287) and related Prospectus of GoHealth, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Chicago, Illinois

July 8, 2020